EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 21, 2011, relating to the financial statements of Pacific Financial
Corporation and subsidiary, and the effectiveness of Pacific Financial Corporation and subsidiary's internal control over financial reporting, appearing in the Annual Report on Form
10-K of Pacific Financial Corporation for the year ended December 31, 2010.